Calculation of Filing Fee Tables
S-8
MARKEL GROUP INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, with no par value	Other	284,316	$ 1,562.395	$ 444,213,896.82	0.0001476	$ 65,565.97
Total Offering Amounts:						$ 444,213,896.82		$ 65,565.97
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 65,565.97
Offering Note
[1]	Note 1.a: Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this registration statement on Form S-8 (the Registration Statement) also covers such indeterminate number of additional shares of Common Stock of Markel Group Inc. (the Registrant) that may become issuable under the Registrant's 2024 Equity Incentive Compensation Plan to prevent dilution in the event of a reorganization, reclassification, stock split, dividend or distribution, or any similar transaction. Note 1.b: Proposed Maximum Offering Price per Unit is estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices per share of the Registrant's Common Stock on the New York Stock Exchange as of a specified date (July 24, 2024) within five business days of the date of filing of this Registration Statement.